Exhibit 20.3

ARRAN  FUNDING LIMITED
PERFORMANCE SUMMARY FOR THE DISTRIBUTION DATE ON 15 FEBRUARY 2006

Monthly Period ended  1/31/2006 Note: Amounts under items 1-3 relate to the period from 15 December 2005 to 31 January 2006
Distribution Date     2/15/2006
All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                         -------------------------------------------------------------------------
                                                         Total          Allocated to         Allocated to Investor Interest
1     Sources of funds                                                    Transferor      Total         Series 05-A    Series 05-B
                                                         -------------------------------------------------------------------------
      Principal Collections                                1,752,311         802,789       949,523         474,637        474,886
      Finance Charge Collections                             140,408          64,325        76,083          38,031         38,051
                                                         -------------------------------------------------------------------------
      Total Funds Received                                 1,892,719         867,114     1,025,605         512,668        512,937
                                                         -------------------------------------------------------------------------


                                                         -------------------------------------------
2     Application of Principal Collections                Total         Series 05-A     Series 05-B
      Investor Percentage of Principal Collections         949,523         474,637          474,886
      deduct:
      Utilised Retained Principal Collections
                  allocable to Class C                           0               0                0
                  allocable to Class B                           0               0                0
      Transferred to Series Collections Ledger                   0               0                0
      Shared Principal Collections                               0               0                0

                                                         -------------------------------------------
      Cash Available for Acquisition                       949,523         474,637          474,886
                                                         -------------------------------------------


                                                         -------------------------------------------
3     Application of Finance Charge Collections           Total         Series 05-A     Series 05-B
      Investor Percentage of Finance Charge Collections     76,083          38,031           38,051
      deduct:
      Trustee payment amount                                    11               6                6
      Issuer Costs & Loan Note Issuer Costs                     47              24               24
      Monthly Distribution Amounts                          23,603          11,761           11,842
      Servicing fee payable to RBS                           2,757           1,378            1,379
      Cash Management fee payable to RBS                         2               1                1
      Investor Default Amount (see note 2)                  29,811          14,901           14,909
      Expenses loan principal and interest (see note 3)      8,632           3,963            4,669

                                                         -------------------------------------------
      Available Spread                                      11,220           5,998            5,222
                                                         -------------------------------------------

Note 1: Collections were allocated to the Investor Beneficiary from 15 December 2005 to 31 January 2006

Note 2: the Investor Default Amount reflects charge-offs during the full calendar months of December 2005 and January 2006

Note 3: the Expenses Loan was repaid in full on 15th February 2006

Note 4: columns may not sum to the total due to rounding

4     Payments in respect of the Securities
                                                         -------------------------------------------------
      Series 05-A                                             Class A          Class B         Class C
                                                             USD 000s         USD 000s         USD 000s
      Balance at 15 December 2005                           2,175,000         175,000          150,000
      Principal repayments on 15 February 2006                     --              --               --
                                                         -------------------------------------------------
      Balance carried forward on 15 February 2006           2,175,000         175,000          150,000
                                                         -------------------------------------------------

      Interest due on 15 February 2006                         16,706           1,392            1,230
      Interest paid                                           (16,706)         (1,392)          (1,230)
                                                         -------------------------------------------------
      Interest unpaid                                              --              --               --
                                                         -------------------------------------------------


                                                         ---------------------------------------------------------------------------
      Series 05-B                                        Class A-1      Class A-2    Class A-3    Class B-3   Class C-1   Class C-3
                                                         USD 000s       EUR 000s     GBP 000s     GBP 000s     USD 000s    GBP 000s
      Balance at 15 December 2005                           435,000      450,000       700,000     101,000      42,000     63,000
      Principal repayments on 15 February 2006                   --           --            --          --          --         --
                                                         ---------------------------------------------------------------------------
      Balance carried forward on 15 February 2006           435,000      450,000       700,000     101,000      42,000     63,000
                                                         ---------------------------------------------------------------------------

      Interest due                                               --        1,948            --          --          --         --
      Interest paid                                              --       (1,948)           --          --          --         --
                                                         ---------------------------------------------------------------------------
      Interest unpaid                                            --           --            --          --          --         --
                                                         ---------------------------------------------------------------------------


5     Transaction Accounts and Ledgers
                                                         -----------------------------------------------
                                                              Total         Series 05-A     Series 05-B
      Reserve Account
      Required Reserve Amount                                   --              --               --
                                                         -----------------------------------------------
      Balance at 15 December 2005                               --              --               --
      Transfer in/out this period                               --              --               --
      Interest earned                                           --              --               --
                                                         -----------------------------------------------
      Balance carried forward on 15 February 2006               --              --               --
                                                         -----------------------------------------------

      Spread Account
      Required Spread Account Amount                            --              --               --
                                                         -----------------------------------------------
      Balance at 15 December 2005                               --              --               --
      Transfer in/out this period                               --              --               --
      Interest earned                                           --              --               --
                                                         -----------------------------------------------
      Balance carried forward on 15 February 2006               --              --               --
                                                         -----------------------------------------------

      Principal Funding Account
      Balance at 15 December 2005                               --              --               --
      Transfer in/out this period                               --              --               --
      Interest earned                                           --              --               --
                                                         -----------------------------------------------
      Balance carried forward on 15 February 2006               --              --               --
                                                         -----------------------------------------------

                                    ---------------------------------------------------------------------------------------------
6     Subordination Percentages                            Series 05-A                                      Series 05-B
                                                  Original                  Current             Original             Current
                                          (pound)000       %       (pound)000      %       (pound)000      %   (pound)000     %
      Class A Investor Interest             1,257,225     87%        1,257,225     87%      1,257,568     87%   1,257,568    87%
      Class B Investor Interest               101,156      7%          101,156      7%        101,000      7%     101,000     7%
      Class C Investor Interest                86,705      6%           86,705      6%         87,277      6%      87,277     6%
                                    ---------------------------------------------------------------------------------------------
      Total Investor Interest               1,445,087    100%        1,445,087    100%      1,445,845    100%   1,445,845   100%
                                    ---------------------------------------------------------------------------------------------

                                    ---------------------------------------------------------------------------------------------

7     Assets of the Trust
                                                                ----------------
                                                                    (pound)000
      Total receivables at 31 January 2006                            5,275,021

      Aggregate amount of receivables that, as at
      31 January 2006 were delinquent by:            30-59 days          66,837
                                                     60-89 days          48,852
                                                    90-179 days         119,669
                                                   180 or more days     163,865
                                                                ----------------

8     Material Changes

      New Issuance during period                                     NONE

      Material modifications to pool asset terms                     NONE

      Material modifications to origination policies                 NONE

      Material breaches of pool asset representations,
      warranties or covenants                                        NONE


9     Trigger Information

      Series Pay Out Events                                          NONE

      Trust Pay Out Events                                           NONE


10    Other Material Information that would be reportable on form 10-Q

      Legal Proceedings                                              NONE

      Changes in Securities                                          NONE

      Submission of Matters to a Vote of Security Holders            NONE

      Other Information                                              NONE

      IN WITNESS WHEREOF, the undersigned has duly executed this Performance Summary as of the 15th day of February, 2006

      The Royal Bank of Scotland plc, as Servicer
      Colin Baillie
      Director, Finance, Cards Business